Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Green Thumb Industries Inc. on Form S8 (No. 333-236522) of our report dated March 18, 2021, relating to our audits of the consolidated financial statements of Green Thumb industries Inc. as of and for the years ended December 31, 2020 and 2019 included in this Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 18, 2021.

/s/ Macias, Gini & O’Connell, LLP

Macias, Gini & O’Connell, LLP

San Francisco, California

March 18, 2021